                                                                  Exhibit 99.A2








                         THE PAINEWEBBER EQUITY TRUST,
                              ABCs TRUST SERIES 2


                         TRUST INDENTURE AND AGREEMENT


                         Dated as of February 23, 1999


                                 Incorporating


                     Standard Terms and Conditions of Trust
                           Dated as of July 1, 1998,


                                    Between

                           PAINEWEBBER INCORPORATED,
                                  as Depositor


                                      and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

                  THIS TRUST INDENTURE AND AGREEMENT dated as of February 23, 1999 between PaineWebber Incorporated, as Depositor, and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                         W I T N E S S E T H  T H A T:

                  WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

                  WHEREAS, the parties now desire to create the Second ABCs Trust of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, ABCs Trust Series 2".

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                     (3) The Securities deposited into the Trust on the Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean June 10, 1999 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  "Record Date" shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing June 25, 1999, and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 31, 1999 with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such Special Record Date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be forty per centum (40%) of the aggregate market value of the Securities initially deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be March 31,
2000. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be March 11, 2000.

                  F. The Trustee's annual compensation as referred to in
Section 8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.05 per Unit outstanding.


                  I. The Trust hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

                  J. The Trust hereby elects to make available a Reinvestment Plan for this Series.

                  K. Units of this Trust shall not be held in certificated form.

                  L. An annual report for this Trust shall be provided to Unitholders for calendar year 1999.

                  M. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                  N. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, set forth in the Prospectus.

                  O. The Exchange Notification Date shall be February 24,
2000.

                  P. The Special Redemption Date shall be February 25, 2000.

                  Q. The Special Liquidation Period shall commence on February 25, 2000.

                  R. For purposes of this Trust, the Trustee shall act as Distribution Agent.

                  S. The Sponsor's Initial Costs are estimated to be $.009 per Unit.

                  T. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

                  U. The Trustee address for notices under Section 10.06 is:

                                    Hancock Towers
                                    200 Clarendon Street
                                    Boston, MA 02116

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                        PAINEWEBBER INCORPORATED
                                          as Depositor and Sponsor



SEAL                                    By ___________________________
                                            Senior Vice President



Attest:


--------------------------
         Secretary

STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )


                  On this 23rd day of February, 1999 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





                                               ------------------------------
                                                    Notary Public

                         SCHEDULE A TO TRUST INDENTURE






                         THE PAINEWEBBER EQUITY TRUST,
                              ABCS TRUST SERIES 2
                            SCHEDULE OF INVESTMENTS
                AS OF INITIAL DATE OF DEPOSIT, FEBRUARY 23, 1999



COMMON STOCKS (1)





          PRIMARY INDUSTRY SOURCE AND              NUMBER OF     COST OF SECURITIES
                 NAME OF ISSUER                      SHARES        TO TRUST(2)(3)
-----------------------------------------------   -----------   -------------------
Airlines (2.76%)
 Continental Airlines, Inc.--Class B* .........        830         $  27,338.13
Auto/Truck Parts & Equipment (2.76%)
 Borg-Warner Automotive, Inc. .................        620            27,357.50
Biotechnology (2.81%)
 Amgen Inc.* ..................................        220            27,857.50
Building--Maintenance & Services (2.79%)
 Ecolab Inc. ..................................        680            27,582.50
Cable TV (2.75%)
 MediaOne Group, Inc.* ........................        490            27,256.25
Computers--Hardware/Software (5.54%)
 Compaq Computer Corporation ..................        640            27,440.00
 Storage Technology Corporation* ..............        740            27,380.00
Containers--Paper/Plastic (2.78%)
 Smurfit-Stone Container Corporation* .........      1,600            27,500.00
Cosmetics & Toiletries (2.79%)
 The Estee Lauder Companies Inc. ..............        310            27,667.50
Data Processing/Management (2.77%)
 Acxiom Corporation* ..........................      1,200            27,450.00
Electric (2.78%)
 Consolidated Edison, Inc. ....................        570            27,502.50
Electronics/Semi-Conductor (2.80%)
 Texas Instruments Incorporated ...............        280            27,702.50
Financial Institutions/Banks (5.55%)
 Freddie Mac ..................................        450            27,562.50
 The Bank of New York Company, Inc. ...........        740            27,380.00
Insurance--Multi-Line (8.34%)
 CIGNA Corporation ............................        340            27,582.50
 Hartford Life, Inc. ..........................        480            27,390.00
 The Allstate Corporation .....................        710            27,601.25
Internet Software (2.79%)
 America Online, Inc.* ........................        160            27,660.00
Medical Instruments & Devices (5.55%)
 Medtronic, Inc. ..............................        360            27,585.00
 STERIS Corporation* ..........................        830            27,390.00
Multimedia (2.78%)
 The Walt Disney Company ......................        790            27,560.25
Office Automation & Equipment (2.68%)
 Xerox Corporation ............................        220            26,537.48

                         THE PAINEWEBBER EQUITY TRUST,
                              ABCS TRUST SERIES 2
                      SCHEDULE OF INVESTMENTS (CONTINUED)
                AS OF INITIAL DATE OF DEPOSIT, FEBRUARY 23, 1999

COMMON STOCKS (1)



          PRIMARY INDUSTRY SOURCE AND             NUMBER OF     COST OF SECURITIES
                NAME OF ISSUER                      SHARES        TO TRUST(2)(3)
----------------------------------------------   -----------   -------------------
Oil/Gas (11.17%)
 Anadarko Petroleum Corporation ..............        980         $  27,378.75
 Sunoco, Inc. ................................        880            27,940.00
 The Coastal Corporation .....................        870            27,405.00
 Unocal Corporation ..........................        980            27,868.75
Pharmaceutical (2.83%)
 Pfizer Inc. .................................        210            27,969.38
Radio (2.75%)
 Clear Channel Communications, Inc.* .........        470            27,260.00
Railroad Transportation (2.77%)
 Canadian National Railway Company ...........        550            27,465.63
Retail--Apparel/Shoe (5.56%)
 Nordstrom, Inc. .............................        630            27,641.25
 The Men's Wearhouse, Inc.* ..................        950            27,371.88
Retail--Office Supplies (2.76%)
 Staples, Inc.* ..............................        950            27,312.50
Telecommunications (11.14%)
 Lucent Technologies Inc. ....................        260            27,706.25
 MCI WorldCom, Inc.* .........................        320            27,200.00
 Micron Electronics, Inc.* ...................      1,760            27,500.00
 NEXTLINK Communications, Inc.* ..............        650            27,706.25
                                                                  ------------
  TOTAL INVESTMENTS ..........................                    $ 990,009.00
                                                                  ============



----------
(1)   All Securities are represented entirely by contracts to purchase
      Securities.
(2) Valuation of the Securities by the Trustee was made as described in "Valuation" as of the close of business on the business day prior to the Initial Date of Deposit.
(3)   The loss to the Sponsor on the Initial Date of Deposit is $867.
 *    Non-income producing security.